UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 7, 2008 (April 3, 2008)

1st Franklin Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

213 East Tugalo Street, P.O. Box 880, Toccoa, Georgia		30577
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(706) 886-7571

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations
Item 1.01 – Entry into a Material Definitive Agreement.

On April 3, 2008, 1st Franklin Financial Corporation (the “Company”) entered into an Indenture (the “Indenture”) with U.S. Bank National Association (the “Trustee”), relating to the sale and issuance of certain of the Company’s senior demand notes (the “Notes”).

The Indenture provides for the issuance of an unlimited amount of Notes in one or more series at interest rates to be determined by the Company from time to time.  The Indenture also sets out certain other rights and responsibilities of each of the Company and the Trustee with respect to the Notes typical for transactions of this nature, including, but not limited to, each party’s responsibilities in connection with the issuance, transfer and redemption of the Notes.  The Indenture further defines the rights and obligations of the Trustee as against the Company in the event of a default by the Company thereunder.

A copy of the form of Indenture has been filed by the Company as an exhibit to its registration statement on Form S-1 (File No. 333-148331) relating to the issuance and sale of $800.0 million of Notes and is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
1.1

Form of Indenture between the Company and U.S. Bank National Association (incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-1 (File No. 333-148331) filed with the SEC on March 21, 2008).

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FRANKLIN FINANCIAL CORPORATION

By: /s/ A. Roger Guimond
Name: A. Roger Guimond
Title: Executive Vice President and Chief Financial Officer

Date: April 7, 2008

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